SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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                              Exchange Act of 1934


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                                   AETNA INC.

                (Name of Registrant as Specified in Its Charter)

     (Name of Persons Filing Proxy Statement, if Other Than the Registrant)

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The following press release was issued today by Aetna:


                                                              Media Contact:
                                   151 Farmington Avenue      David W. Carter
                                   Hartford, Conn.  06156     (860) 273-3658
                                                              carterdw@aetna.com

                                                              Investor Contact:
                                                              Dennis Oakes
                                                              (860) 273-6184
                                                              oakesd@aetna.com


                    AETNA SHAREHOLDER MEETING TO BE WEBCAST

HARTFORD, CT, April 10, 2002 - Aetna's (NYSE: AET) Annual Meeting of Shareholders to be held on Friday, April 26, 2002, at 9:30 a.m., will be available through a live audio Webcast, which can be accessed through the Internet at www.aetna.com.

At the meeting, Aetna shareholders of record as of February 22, 2002, will consider and act on the election of Directors, approval of the appointment of independent auditors, approval of the Aetna employee stock purchase plan, and, if properly presented, two shareholder proposals.

Aetna is one of the nation's leading providers of health care and related group benefits, serving 15.6 million health care members, 12.4 million dental members and 11.5 million group insurance customers, as of January 1, 2002. Information about Aetna is available at www.aetna.com.

                                      ###

Additional Information: Aetna's 2002 Proxy Statement was filed with the Securities and Exchange Commission on March 18, 2002 and mailed to Aetna's shareholders on or about March 20, 2002. Aetna filed additional participant information with the SEC on April 4, 2002. Aetna's shareholders should read these materials, and all additional materials that Aetna files with the SEC, because they contain important information relating to the 2002 Annual Meeting.